AMENDMENT NO. 4 TO CREDIT AGREEMENT




         THIS AMENDMENT NO. 4 TO CREDIT AGREEMENT, dated as of October 25, 2002 (this "Amendment"), is made by and among STILLWATER MINING COMPANY, a Delaware corporation (the "Borrower"), and TORONTO DOMINION (TEXAS), INC., as administrative agent (in such capacity, the "Administrative Agent"), for the Lenders (such capitalized term and all other capitalized terms not otherwise defined herein shall have the meanings set forth in the Credit Agreement referred to below).



                             W I T N E S S E T H:

         WHEREAS, the Borrower, the Lenders, the Administrative Agent, NM Rothschild & Sons Limited, as technical agent, Westdeutsche Landesbank Girozentrale, New York Branch, as documentation agent, and TD Securities (USA) Inc., as lead arranger, have heretofore entered into that certain Credit Agreement, dated as of February 23, 2001 (as amended by Waiver, Consent and Amendment No. 1, dated as of June 27, 2001, Amendment No. 2, dated as of November 30, 2001, and Waiver, Consent and Amendment No. 3, dated as of January 28, 2002, the "Credit Agreement");

         WHEREAS, the Borrower now desires to amend certain provisions of the Credit Agreement and desires that the Lenders consent to such amendments; and

         WHEREAS, the Required Lenders are willing, on and subject to the terms and conditions set forth below, to consent to such modifications of the Credit Agreement;

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Borrower and the Required Lenders hereby agree as follows:

                                  ARTICLE I

                                  DEFINITIONS

         Section 1.1. Certain Definitions. The following terms (whether or not underscored) when used in this Amendment shall have the following meanings (such meanings to be equally applicable to the singular and plural forms thereof):

         "Administrative Agent" is defined in the preamble.

         "Amendment" is defined in the preamble.

         "Pincock Report" has the meaning set forth in Section 3.4 hereof.

         "Borrower" is defined in the preamble.

         "Credit Agreement" is defined in the first recital.

         Section 1.2. Other Definitions. Terms for which meanings are provided in the Credit Agreement are, unless otherwise defined herein or the context otherwise requires, used in this Amendment with such meanings.

                                  ARTICLE II

                        AMENDMENTS TO CREDIT AGREEMENT

         Subject to the satisfaction (or waiver) of the conditions set forth in Article III, the Credit Agreement is hereby amended as of the date of this Amendment in accordance with this Article II.

         Section 2.1. Amendments to Definition of "Applicable Margin". (a) The table in clause (b) of the definition of "Applicable Margin" in Section 1.1 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                      Applicable Margin
 Debt to EBITDA         for LIBO Rate               Applicable Margin for
    Ratio                   Loans                       Base Rate Loans

        <1.50:1             300.0 bps                    200.0 bps
  >1.50:1 and <2.0:1        312.5 bps                    212.5 bps
  >2.0:1 and <2.50:1        325.0 bps                    225.0 bps
        >2.50:1             337.5 bps                    237.5 bps

(b) Clause (c) of the definition of "Applicable Margin" is hereby amended and restated in its entirety to read as follows:

         "(c) with respect to Term B Loans, at all times 325 basis points, in the case of Term B Loans maintained as Base Rate Loans, and 425 basis points, in the case of Term B Loans maintained as LIBO Rate Loans."

         Section 2.2. Amendment to Definition of "EBITDA". The definition of "EBITDA" in Section 1.1 of the Credit Agreement is hereby amended by inserting at the end of clause (d) thereof the following phrase: "and including non-cash expense in respect of equity instruments (including stock options) issued to directors, officers and employees of the Borrower and its Subsidiaries".

         Section 2.3. Amendment to Section 5.2.3. Subclause (D) of clause (i) of Section 5.2.3(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:


         "(D) (1) for the four-consecutive-Fiscal-Quarter period ending on the last day of the Fiscal Quarter most recently ended prior to such request, the Borrower (x) milled not less than 1,380,000 tons of ore in the aggregate from the Nye Mine and the East Boulder Mine and (y) maintained a mill grade of not less than .510 ounces per ton with respect to such production, and (2) for the 90-consecutive-day period ending on the last day of the month most recently ended prior to such request, the Borrower maintained combined Palladium and Platinum Production at a cash cost per returnable ounce not exceeding $270 per returnable ounce and"

         Section 2.4. Amendment to Section 6.3. Clause (ii) of Section 6.3(a) of the Credit Agreement is hereby amended by (i) deleting the reference therein to "2500" and substituting therefor "2800" and (ii) deleting the reference therein to "1000" and substituting therefor "1250".

         Section 2.5. Amendment to Section 7.2.4. (a) The table in clause (a) of Section 7.2.4 of the Credit Agreement is hereby amended and restated to read as follows:

                                                                Debt to
                         Period                              EBITDA Ratio

Effective Date through (and including)
    December 30, 2001                                          3.00:1.0
December 31, 2001                                              2.50:1.0
January 1, 2002 through (and including) March 31, 2002         3.50:1.0
April 1, 2002 through (and including) June 30, 2002            3.35:1.0
July 1, 2002 through (and including) September 30, 2002        3.00:1.0
October 1, 2002 through (and including) December 31,
2002                                                           3.00:1.0
January 1, 2003 through (and including) June 30, 2003          3.00:1.0
July 1, 2003 through (and including) December 31, 2003         2.50:1.0
January 1, 2004 and thereafter                                 2.00:1.00


         (b) The table in clause (b) of Section 7.2.4 of the Credit Agreement is hereby amended and restated to read as follows:

                                                                 Debt Service
                          Period                               Coverage Ratio

  Effective Date through (and including) December 31,             2.0:1.0
  2002
  January 1, 2003 through (and including) December 31,            2.5:1.0
  2003
  January 1, 2004 and thereafter                                  3.0:1.0


(c) Section 7.2.4 of the Credit Agreement is further amended by adding the following new clause (d) thereto:


                  "(d) (i) The Borrower will not permit the Fiscal-Quarter-average of primary and project development with respect to the Nye Mine, measured in feet, based on the two consecutive Fiscal Quarters ending on the last day of any Fiscal Quarter set forth below to be less than the number of feet set forth opposite such Fiscal Quarter:

Fiscal Quarter                                          Feet

The fourth Fiscal Quarter
  of the 2002 Fiscal Year                               6,800
The first Fiscal Quarter
  of the 2003 Fiscal Year                               7,300
The second, third and
  fourth Fiscal Quarters of the
  2003 Fiscal Year                                      7,950
The first, second and third Fiscal
  Quarters of the 2004 Fiscal Year                      7,950
The fourth Quarter of the 2004
  Fiscal Year and each Fiscal
  Quarter thereafter                                    8,550


                  (ii) The Borrower will not permit the Fiscal-Quarter-average of primary and project development with respect to the East Boulder Mine, measured in feet, based on the two consecutive Fiscal Quarters ending on the last day of any Fiscal Quarter set forth below to be less than the number of feet set forth opposite such Fiscal Quarter:

Fiscal Quarter                                          Feet
The fourth Fiscal Quarter
   of the 2002 Fiscal Year                               2,000
The first Fiscal Quarter of
   the 2003 Fiscal Year                                 2,000
The second and third
  Fiscal Quarters of the 2003
  Fiscal Year                                           2,650
The fourth Fiscal Quarter
  of the 2003 Fiscal Year                               2,050
The first, second and third
  Fiscal Quarters of the
  2004 Fiscal Year                                      2,050
The fourth Fiscal Quarter
  of the 2004 Fiscal Year                               1,700
The first Fiscal Quarter
  of the 2005 Fiscal Year                               1,700
The second Fiscal Quarter of the
  2005 Fiscal Year and each
  Fiscal Quarter thereafter                             1,950


         Section 2.6. Amendments to Section 7.2.7. The table in Section 7.2.7 of the Credit Agreement is hereby amended in its entirety to read as follows:

                                                          Capital
                                                    Expenditure Amount
               Fiscal Year                             (in millions)

                   2001                                    $252.0
                   2002                                    $67.0
                   2003                                    $66.0
                   2004                                    $68.0
                   2005                                    $80.0
                   2006                                    $73.0
                   2007                                    $73.0


         Section 2.7. Amendment to Section 8.1.14. (a) Clauses (ii) and (iii) of Section 8.1.14 of the Credit Agreement are hereby amended and restated to read as follows:


            "(ii) at least 510,000, 565,000, 610,000 and 620,000 ounces for each of the four-consecutive-Fiscal-Quarter periods ending on the last day of the first, second, third and fourth Fiscal Quarters of the 2002 Fiscal Year, respectively, (iii) at least 620,000 ounces for each of the four-consecutive-Fiscal-Quarter periods ending on the last day of the first and second Fiscal Quarters of the 2003 Fiscal Year, (iv) at least 645,000 ounces for each of the four-consecutive-Fiscal-Quarter periods ending on the last day of the third and fourth Fiscal Quarters of the 2003 Fiscal Year and
            (v) at least 660,000 ounces in the 2004 Fiscal Year and in each Fiscal Year thereafter"

                  (b) Subclauses (y)(1) and (y)(2) of the proviso to Section
         8.1.14 of the Credit Agreement are hereby amended by substituting "December 31, 2003" for each reference to "December 31, 2002" therein.

         Section 2.8. Amendment of Exhibit O. Exhibit O to the Credit Agreement is hereby amended and restated to read as set forth in Annex I hereto.

         Section 2.9. Revised Mine Plans. The Mine Plan for the Nye Mine and the Mine Plan for the East Boulder Mine attached as Annex II hereto are hereby substituted, respectively, for the Mine Plan for the Nye Mine and the Mine Plan for the East Boulder Mine provided to the Lenders in connection with the initial extension of Loans under the Credit Agreement.

                                 ARTICLE III

                          CONDITIONS TO EFFECTIVENESS

         The amendments contained in Article II shall be effective on the date first above written, subject to the satisfaction or waiver of each of the conditions contained in Article III:

         Section 3.1. Execution of Counterparts. The Administrative Agent shall have received counterparts of this Amendment duly executed and delivered by (i) the Borrower and (ii) the Administrative Agent on behalf of the Required Lenders that have executed and delivered to the Administrative Agent their written consent to the amendments contained herein.

         Section 3.2. Amendment Fee. The Administrative Agent shall have received the amendment fees due and payable pursuant to Section 5.3.

         Section 3.3. Fees and Expenses. The Administrative Agent shall have received all fees and expenses due and payable pursuant to Section 5.4 (to the extent then invoiced) and pursuant to the Credit Agreement (including all previously invoiced fees and expenses).

         Section 3.4. Mining Consultant's Report. The Mining Consultant shall have reviewed the revised Mine Plans attached hereto as Annex II and prepared and delivered to the Agents, the Lenders and the Borrower a written Mining Consultant's report, reflecting the Mining Consultant's review of such Mine Plans (the "Pincock Report").

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

         Section 4.1. Representations and Warranties. In order to induce the Required Lenders and the Administrative Agent to enter into this Amendment, the Borrower hereby represents and warrants to the Agents, Issuer and each Lender, as of the date hereof, as follows:

(a) the representations and warranties set forth in Article VI of the Credit Agreement (excluding, however, those contained in Section 6.7 of the Credit Agreement) and in each other Loan Document are, in each case, true and correct (unless stated to relate solely to an earlier date, in which case such representations and warranties are true and correct as of such earlier date);

(b) there is no pending or, to the knowledge of the Borrower or its Subsidiaries, threatened litigation, action, proceeding or labor controversy, except as disclosed in Item 6.7 of the Disclosure Schedule, affecting the Borrower, any of its Subsidiaries or any other Obligor, or any of their respective properties, businesses, assets or revenues, which could reasonably be expected to have a Material Adverse Effect, and no development has occurred in any labor controversy, litigation, arbitration or governmental investigation or proceeding disclosed in Item 6.7 which could reasonably be expected to have a Material Adverse Effect;

(c) there is no pending or, to the knowledge of the Borrower or its Subsidiaries, threatened litigation, action, proceeding or labor controversy which purports to affect the legality, validity or enforceability of the Credit Agreement or any other Loan Document;

(d) no Default has occurred and is continuing, and neither the Borrower nor any of its Subsidiaries nor any other Obligor is in material violation of any law or governmental regulation or court order or decree;

(e) this Amendment has been duly authorized, executed and delivered by the Borrower and constitutes a legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, except to the extent the enforceability hereof may be limited by (i) the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights and remedies of creditors generally and (ii) the effect of general principles of equity, whether enforcement is considered in a proceeding in equity or at law; and

(f) the execution, delivery and performance by the Borrower of this Amendment does not (i) contravene the Borrower's Organic Documents,
         (ii) contravene any contractual restriction, law or governmental regulation or court decree or order binding on or affecting the Borrower or (iii) result in, or require the creation or imposition of, any Lien (other than the Liens created under the Loan Documents in favor of the Administrative Agent for the benefit of the Secured Parties) on any of the Borrower's properties.

         Section 4.2. Disclosure. In furtherance of, and not in limitation of,
Section 6.13 of the Credit Agreement, (i) all factual information heretofore or contemporaneously furnished by the Borrower in writing to any Agent or Lender for purposes of, or in connection with, this Amendment, taken as a whole, is true and accurate in every material respect and such information is not incomplete by omitting to state any material fact necessary to make such information not misleading and (ii) all projections and estimates contained in the Mine Plans set forth in Annex II hereto have been prepared in good faith and based on reasonable assumptions; provided that such report and all such information, projections and estimates are to be viewed in conjunction with the reports, statements, schedules and registration statements included in filings made by the Borrower with the SEC prior to the delivery of such report, information, projections and estimates, including disclosures made pursuant to the Private Securities Litigation Reform Act of 1995 to the extent provided to the Secured Parties.

         Section 4.3. Compliance with Credit Agreement. Each Obligor is in compliance in all material respects with all the terms and conditions of the Credit Agreement and the other Loan Documents to be observed or performed by it thereunder.

                                  ARTICLE V

                                 MISCELLANEOUS

         Section 5.1. Full Force and Effect; Amendment. Except as expressly provided herein, all of the representations, warranties, terms, covenants, conditions and other provisions of the Credit Agreement and the other Loan Documents shall remain in full force and effect in accordance with their respective terms and are in all respects hereby ratified and confirmed. The amendments set forth herein shall be limited precisely as provided for herein to the provisions expressly amended hereby and shall not be deemed to be an amendment to, waiver of, consent to or modification of any other term or provision of the Credit Agreement, any other Loan Document referred to therein or herein or of any transaction or further or future action on the part of the Borrower or any other Obligor which would require the consent of any of the Lenders under the Credit Agreement or any of the other Loan Documents.

         Section 5.2. Loan Document Pursuant to Credit Agreement. This Amendment is a Loan Document executed pursuant to the Credit Agreement and shall be construed, administered and applied in accordance with all of the terms and provisions of the Credit Agreement. Any breach of any representation, warranty, condition, covenant or agreement contained in this Amendment shall be deemed to be an Event of Default for all purposes of the Credit Agreement and the other Loan Documents.

         Section 5.3. Amendment Fee. Upon the satisfaction of the condition set forth in clause (ii) of Section 3.1, the Borrower shall pay, without setoff, deduction or counterclaim, a non-refundable amendment fee for the account of each Lender that has executed and delivered (including delivery by way of facsimile) a written consent in the form of Annex III hereto, authorizing the Administrative Agent to execute this Amendment, to the attention of Mariana Baquero at Mayer, Brown, Rowe & Maw, 1675 Broadway, New York, NY 10019 (19th Floor), telecopy (212) 262-1910, at or prior to 5:00 p.m. New York time, on or before October 25, 2002 (as such time may be extended by the Borrower), in the amount of fifty (50) basis points of the sum of such Lender's Revolving Loan Commitment and the outstanding principal amount of Term Loans payable to it, as of the date hereof. The aggregate amount of such amendment fee shall be paid at or prior to noon, New York time, on October 28, 2002 (or, in the event that the date in the immediately preceding sentence has been extended, the Business Day that immediately succeeds such extended date) to the Administrative Agent for the pro rata account of the Lenders entitled to receive such amendment fee.

         Section 5.4. Fees and Expenses. The Borrower shall pay all reasonable out-of-pocket expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment, including the reasonable fees and disbursements of Mayer, Brown, Rowe and Maw, as counsel for the Administrative Agent.

         Section 5.5. Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.

         Section 5.6. Execution in Counterparts. This Amendment may be executed by the parties hereto in counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

         Section 5.7. Cross-References. References in this Amendment to any Article or Section are, unless otherwise specified or otherwise required by the context, to such Article or Section of this Amendment.

         Section 5.8. Severability. Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provision in any other jurisdiction.

         Section 5.9. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

         Section 5.10. GOVERNING LAW. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.


                                   STILLWATER MINING COMPANY


                                   By  /s/ James A. Sabala
                                       ----------------------------------
                                       Name:   James A. Sabala
                                       Title:  Vice President and Chief
                                               Financial Officer


                                   TORONTO DOMINION (TEXAS), INC.,
                                        as Administrative Agent


                                   By:  /s/ Jim Bridwell
                                        -----------------------------
                                        Name:  Jim Bridwell
                                        Title: Vice President